                   FUND AMERICAN ENTERPRISES HOLDINGS, INC.
                          Offer to Purchase for Cash
                   Up to 500,000 Shares of its Common Stock
                            At $71.00 Net Per Share

To Our Clients:                                                 December 4, 1995

Enclosed for your consideration are the Offer to Purchase dated December 4, 1995, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by Fund American Enterprises Holdings, Inc., a Delaware corporation (the "Company"), pursuant to which the Company is inviting its shareholders to tender shares of its Common Stock, par value $1.00 per share ("Shares"), at a price of $71.00 per Share (such price, or any other price set forth in an amendment to the Offer to Purchase referred to below being the "Purchase Price"), net to the seller in cash, upon the terms and subject to the conditions of the Offer.

All Shares properly tendered and not withdrawn will be purchased at the Purchase Price, net to the seller in cash, upon the terms and subject to the conditions of the Offer, including the proration provisions thereof. All Shares not purchased pursuant to the Offer, including Shares not purchased because of proration, will be returned to the tendering shareholders at the Company's expense as promptly as practicable following the Expiration Date (as defined in Section 1 of the Offer to Purchase). The Company reserves the right, in its sole discretion, to purchase more than 500,000 Shares pursuant to the Offer. See
Section 1 of the Offer to Purchase.

We are the holder of record of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. The Letter of Transmittal is for your information only and cannot be used by you to tender Shares we hold for your account.

Please instruct us as to whether you wish us to tender any of or all the Shares we hold for your account upon the terms and subject to the conditions of the Offer.

We call your attention to the following:

1. You may tender any portion of or all your Shares as indicated in the attached instruction form.

2. The Offer is not conditioned upon any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions. See
     Section 6 of the Offer to Purchase.

3. The Offer, proration period and withdrawal rights will expire at 12:00 midnight, New York City time, on Tuesday, January 2, 1996, unless the Offer is extended.

4. The Offer is for 500,000 Shares, representing approximately 6.6% of the Shares outstanding as of December 1, 1995, and approximately 5.8% of the sum of the Shares then outstanding and all Shares which may be issued upon the exercise of outstanding employee stock options and warrants as of such date.

5. Tendering shareholders will not be obligated to pay any brokerage commissions, solicitation fees, or, subject to Instruction 6 of the Letter of Transmittal, any stock transfer taxes with respect to the transfer and sale of Shares to the Company pursuant to the Offer.

6. If you owned beneficially as of the close of business on November 27, 1995, and will continue to own beneficially until the Expiration Date (as defined in the Offer to Purchase), an aggregate of fewer than 100 Shares and you are tendering all such Shares and do not withdraw such Shares before the Expiration Date and complete the box captioned "Odd Lots" in the attached instruction form, the Company, upon the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares tendered.

If you wish to have us tender any of or all your Shares, please so instruct us by completing, executing and returning to us the attached instruction form. An envelope to return your instruction form to us is enclosed. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the instruction form.

YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, JANUARY, 2, 1996, UNLESS THE OFFER IS EXTENDED.

As described in Section 1 of the Offer to Purchase and subject to matters described therein, if the number of Shares properly tendered and not withdrawn before the Expiration Date is greater than 500,000 Shares (or such greater number of Shares as the Company may elect to purchase pursuant to the Offer), the Company, upon the terms and subject to the conditions of the Offer, will accept Shares for purchase in the following order of priority:

(a) first, all Shares properly tendered and not withdrawn before the Expiration Date by any shareholder who owned beneficially as of the close of business on November 27, 1995, and who continues to own beneficially until the Expiration Date an aggregate of fewer than 100 Shares and who tenders all Shares beneficially owned by such shareholder (partial tenders will not qualify for this preference); and

(b) then, after purchase of all the foregoing Shares, all other Shares properly tendered and not withdrawn before the Expiration Date on a pro rata basis, if necessary (with adjustments to avoid purchases of fractional Shares).

The Offer is not being made to, nor will the Company accept tenders from or on behalf of, owners of Shares residing in any jurisdiction in which the making of the Offer or its acceptance would not be in compliance with the laws of such jurisdiction.

                                 Instructions
                              With Respect to the
                          Offer to Purchase for Cash
                     Up to 500,000 Shares of Common Stock
                                      of

                   FUND AMERICAN ENTERPRISES HOLDINGS, INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated December 4, 1995, and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the Offer by Fund American Enterprises Holdings, Inc., a Delaware corporation (the "Company"), to purchase for cash up to 500,000 shares of its Common Stock, par value $1.00 per share ("Shares"), at a price of $71.00 per Share (or such other price that may be set forth in an amendment to the Offer), net to the seller in cash, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below or, if no number is indicated, all Shares you hold for the account of the undersigned, upon the terms and subject to the conditions of the Offer.

Aggregate number of Shares to be tendered by you for the account of the undersigned:*


                               __________ Shares

*Unless otherwise indicated, all the Shares held for the account of the undersigned will be tendered.

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                                   ODD LOTS

           [_] By checking this box, the undersigned represents that the undersigned beneficially owned as of the close of business on November 27, 1995, and will continue to own beneficially until the Expiration Date an aggregate of fewer than 100 Shares, and is tendering all such Shares.
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                                 SIGNATURE BOX

           Signature(s) _______________________________________________

           ____________________________________________________________

           Dated ______________________________________________________

           Name(s) and Address(es) ____________________________________
                                    (Please Print)

           ____________________________________________________________
           Area Code and Telephone Number

           Taxpayer Identification or
           Social Security Number______________________________________

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